Exhibit 99.1

DARA BIOSCIENCES GRANTED WAIVER OF PRODUCT AND ESTABLISHMENT FEES BY THE FDA
Company receives waiver of approximately $1.1 million

Raleigh, NC – January  6, 2014 – DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatment, today announced that it has been granted a “barrier-to-innovation” waiver for certain product and establishment fees.

The Food and Drug Administration (FDA) has granted DARA’s request for a barrier-to-innovation waiver of the Fiscal Year 2012 product and establishment fees, Fiscal Year 2013 product fee, and Fiscal Year 2014 product and establishment fees for NDA, 21-807, Soltamox oral solution totaling approximately $1.1 million.

A waiver or reduction in PDUFA fees may be appropriate when (1) the product for which the waiver is being requested is innovative or the entity requesting the waiver is otherwise pursuing innovative drug products or technology, and (2) the fee would be a significant barrier to the entity’s ability to develop, manufacture, or market innovative products or technology.  Specifically, the FDA acknowledged DARA’s development work surrounding its KRN5500 asset during the years relating to the waiver, and determined that the imposition of the fees during those years created a significant financial barrier to the Company. DARA has requested a similar waiver for 2015.

The FDA’s Office of Financial Management (OFM) has been directed to refund the fees related to fiscal year 2012  already remitted by DARA in the amount of approximately $619 thousand, which should be processed and refunded within 30 days from the waiver being granted. The fees related to fiscal years 2013 and 2014 which have not been remitted total approximately $480 thousand.

The FDA plans to publicly disclose information about its actions granting or denying waivers and reductions, which will be consistent with the laws and regulations governing the disclosure of confidential commercial or financial information.

About DARA BioSciences, Inc.
DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to both Soltamox® (tamoxifen citrate) oral solution and Gelclair®. DARA licensed the U.S. rights to Soltamox® from UK-based Rosemont Pharmaceuticals, Ltd, a U.K. based manufacturer and a subsidiary of Perrigo Company plc, and Gelclair® from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%).

Soltamox® (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, is indicated for the treatment of metastatic breast cancer, the adjuvant treatment of node-positive breast cancer in premenopausal women, the reduction in risk of invasive breast cancer in women with ductal carcinoma in situ (DCIS), and for the reduction of the incidence of breast cancer in women at high risk for breast cancer. Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the United States. Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer recurrence.

Tamoxifen Important Safety Information

Tamoxifen citrate is contraindicated in women who require concomitant coumadin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most common adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Boxed Warning:

WARNING - For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer: Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women). Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*. For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**. For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**. Some of the strokes, pulmonary emboli, and uterine malignancies were fatal. Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study. See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information. **See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.

The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

Gelclair® is an alcohol-free bio adherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. Gelclair should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients. DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets. Bionect should not be used by patients with known hypersensitivity to any of its ingredients. For further information on Gelclair and Bionect and the Full Prescribing Information please visit www.Gelclair.com and www.Bionect.com.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and has granted DARA two separate Orphan Drug Designations for the treatment of multiple myeloma and for the treatment of painful, chronic chemotherapy-induced peripheral neuropathy that is refractory to conventional analgesics (CCIPN).

In early 2014, DARA kicked off its new partnership with Alamo Pharma Services, a subsidiary of Mission Pharmacal, in deploying a dedicated 20-person national sales team in the U.S. oncology market. In addition to promoting DARA's products Soltamox, Gelclair and Bionect, this specialized oncology supportive care sales team also provides clinicians with access to three Mission Pharmacal products: Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth).

Important Safety Information and full Prescribing Information for Mission Pharmacal's products may be found at: www.Ferralet.com, www.Binosto.com, and www.Aquoral.com.

For more information please visit our web site at www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties. These statements are based on the current expectations, estimates, forecasts and projections regarding management's beliefs and assumptions. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negatives of those terms. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in DARA's most recent Annual Report on Form 10-K, filed with the SEC on February 4, 2014, and DARA's other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Soltamox®, Gelclair®, Bionect® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA's ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Soltamox®, Gelclair®, Bionect® or other products in the United States or elsewhere, DARA's ability to in-license and/or partner products, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

CONTACT
Corporate Contact:
Jim Polson
FTI Consulting
312-553-6730
Jim.polson@fticonsulting.com

Media Contact:
David Connolly
LaVoie Health Sciences
617-374-8800, Ext. 108
dconnolly@lavoiegroup.com